Western Alliance Bancorporation

FOR IMMEDIATE RELEASE
April 5, 2006

CONTACTS:
Media:
Robert Sarver 858.523.4600

Arnold Grisham 510.625.9040

Investors:
Dale Gibbons 702.248.4200

Western Alliance to Form New Bank in San Francisco Bay Area

Las Vegas – April 5, 2006 — Western Alliance Bancorporation (NYSE:WAL) announced today that it has entered into a letter of understanding with a group led by Arnold T. Grisham to form a commercial bank headquartered in Oakland, California. The entity, Alta California Bank (Proposed), will be a wholly owned subsidiary of Western Alliance.

Grisham, a 30 year veteran of the banking industry, has agreed to serve as the bank’s President and Chief Executive Officer and Executive Vice President, Northern California Administration, of Western Alliance. Grisham also brings to Western Alliance a team of officers and directors with significant banking and business experience. In connection with the opening of the new subsidiary bank, it is anticipated that Grisham’s organizing group and other local investors will invest between $7 million and $9 million of new capital in Western Alliance. Western Alliance expects to capitalize the new bank with $25 million.

“We’re delighted that Arnold Grisham and his exceptional team of bankers and directors have decided to align their interests with us,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. “With their deep experience with other financial institutions and long ties to the Bay Area, we look forward to the new Alta California Bank continuing the success we have had with our other de novo operations.” Sarver continued, “Just three years ago we opened Alliance Bank of Arizona, and Torrey Pines Bank in San Diego. Our professional bankers, armed with state of the art products and access to a lending limit of a much larger institution, have driven growth at these banks to among the fastest in the industry. At the end of 2005, Alliance Bank had over $500 million in assets and Torrey Pines exceeded $400 million. As with the formation of Alliance Bank and Torrey Pines, Alta’s management is making a significant equity investment in Western Alliance.

“Expanding into the East Bay using this de novo strategy is the third leg of our multi-pronged approach to continue exceptional balance sheet and earnings per share growth. We have also continued to grow in our current markets and expect to open as many as eight new offices later this year. Finally, we are augmenting our growth through mergers and acquisitions, namely by completing our Intermountain First transaction last week and the Bank of Nevada merger later this quarter.”

Grisham was the President of Civic Bank of Commerce in Oakland, and is a former Executive Vice President of Wells Fargo Bank with a large portfolio of lending and deposit relationships. Sedrick Tydus, a former Executive Vice President of Bank of America in San Francisco, will be joining Grisham’s team as Chief Operating Officer.

The opening of the bank, which is currently expected to occur in the fourth quarter of this year, is subject to receipt of applicable bank regulatory approvals.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this presentation to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of BankWest of Nevada, Nevada First Bank, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, westernalliancebancorp.com.